Exhibit 10.7

FORWARD SHARE PURCHASE AGREEMENT

This Forward Share Purchase Agreement (this “Agreement”) is entered into as of February [__], 2022, by and among (i) Edoc Acquisition Corp Inc., a Cayman Islands exempted company (“EDOC”), (ii) [Investor Name], and (iii) [Investor Name] (“[__]” and together with [__], each individually an “Investor” and collectively, the “Investors”). Each of EDOC, [__] and [__] is individually referred to herein as a “Party” and collectively as the “Parties”.

Recitals

WHEREAS, EDOC is a special purpose acquisition company, also known as a blank check company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, EDOC has entered into an Agreement and Plan of Merger, dated as of February [__], 2022 (the “Business Combination Agreement”), by and among EDOC and Calidi Biotherapeutics, Inc., a Nevada corporation ( “Calidi”), among others, which agreement provides for, among other things, the acquisition of Calidi by EDOC (the “Business Combination”), and EDOC intends to file a proxy statement/prospectus with the U.S. Securities and Exchange Commission (the “Commission”) that will seek, among other things, shareholder approval of the Business Combination at a special meeting of shareholders (the “Business Combination Meeting”); and

WHEREAS, the Parties wish to enter into this Agreement, pursuant to which the post-combination company (the “Company”) shall purchase from the Investors, and the Investors may sell and transfer to the Company, in each case, subject to the conditions set forth herein, certain EDOC Class A ordinary shares, par value $0.0001 per share, held by the Investors (the “Shares”) on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Sale of Shares; Shares Purchase and Sale; Closing.

(a) Forward Share Purchase. Subject to the conditions set forth in Section 4, on the three (3) month anniversary of the date of the closing of the Business Combination (the “Business Combination Closing Date”), the Investors may elect to sell and transfer to the Company, and the Company shall purchase from the Investors, up to that number of Shares (including any Additional Shares) that are then held by the Investors, and have been continuously held by the Investors since the Business Combination Closing Date, but not to exceed [__] Shares (including any Additional Shares) in the aggregate unless otherwise agreed in writing by all Parties, at a price per Share equal to $10.42 per Share (the “Shares Purchase Price”). Each Investor shall, notify the Company and the Escrow Agent in writing no later than three (3) Business Days (as defined below) prior to the three (3) month anniversary of the Business Combination Closing Date whether or not such Investor is exercising such Investor’s right to sell any of the Shares (including any Additional Shares) held by such Investor to the Company pursuant to this Agreement (each, a “Shares Sale Notice”). Notwithstanding anything herein to the contrary, if the closing sale price  of the Shares on the third (3rd) business day prior to the three (3) month anniversary of the Business Combination is less than $10.42 per Share, the Investors’ right to sell shall be deemed automatically exercised, without the need to deliver the Shares Sales Notice, as to all Shares held by the Investors. Except as set forth in the preceding  sentence, any Investor that fails to timely deliver a Shares Sales Notice in accordance with the immediately preceding sentence shall be deemed to have forfeited its right to sell any Shares (including any Additional Shares) to the Company pursuant to this Agreement.

(b) Shares Closing. If a Shares Sale Notice is timely delivered by any Investor to the Company and Escrow Agent, the closing of the sale of the Shares contemplated in each such timely delivered Share Sales Notice (the “Shares Closing”) shall occur no later than the three (3) month anniversary of the Business Combination Closing Date (the “Shares Closing Date”). On the Shares Closing Date, each selling Investor shall deliver, or cause to be delivered, the Shares (including any Additional Shares) subject to the applicable Shares Sale Notice free and clear of all liens and encumbrances to Escrow Agent and, in exchange therefor, the Escrow Agent shall deliver to each such selling Investor(s) an amount equal to (i) the Shares Purchase Price multiplied by (ii) the number of Shares being sold by such selling Investor (with respect to any particular selling Investor, the “Investor Shares Purchase Price”), which shall be paid by wire transfer of immediately available funds from the Escrow Account. The Escrow Agent shall, (i) without delay, release from the Escrow Account to each selling Investor on the Shares Closing Date, for such selling Investor’s use without restriction, an amount equal to such Investor’s Investor Shares Purchase Price, and (ii) promptly deliver such sold Shares to the Company.

2. Representations and Warranties of the Investors. Each Investor represents and warrants to EDOC and Calidi, severally and not jointly, as of the date hereof:

(a) Organization and Power. Such Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Investor will constitute the valid and legally binding obligation of such Investor enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies ((i) and (ii) collectively, the “Enforceability Exceptions”).

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Investor in connection with the consummation of the transactions contemplated by this Agreement (collectively, the “Transactions”) other than disclosure reports regarding such transactions that such Investor is required to file in accordance with the terms of the Exchange Act (as defined below).

(d) Compliance with Other Instruments. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor and the other Investors of the Transactions will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on such Investor or any of the other Investors or its or their ability to consummate the Transactions.

(e) Shareholdings; Share Purchase by Investors. As of the date of this Agreement, the Investors collectively hold [●] Shares, with each Investor’s holdings of Shares set forth on Appendix A hereto.

(f) Disclosure of Information. Such Investor has had an opportunity to discuss EDOC’s and Calidi’s business, management and financial affairs, and the terms and conditions of this Agreement, as well as the terms of the Business Combination, with EDOC’s management.

(g) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or written agreement delivered pursuant hereto, neither any Investor nor any person acting on behalf of such Investor nor any of such Investor’s affiliates (collectively, the “Investor Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to such Investor or the other Investors, and the Investor Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by EDOC in Section 3 of this Agreement, in any certificate or written agreement delivered pursuant hereto and in any public filings, the Investor Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the EDOC Parties (as defined below).

3. Representations and Warranties of EDOC. EDOC represents and warrants to each Investor as follows:

(a) Organization and Corporate Power. EDOC is a corporation duly incorporated, validly existing and in good standing as a corporation under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. EDOC has no subsidiaries other than the merger subsidiary referenced in the recitals hereto that was formed for the purpose of effecting the Business Combination.

(b) Authorization. All corporate action required to be taken by EDOC’s Board of Directors in order to authorize EDOC to enter into this Agreement has been taken. This Agreement, when executed and delivered by EDOC, shall constitute the valid and legally binding obligation of EDOC, enforceable against EDOC in accordance with its term, subject to the effect of the Enforceability Exceptions.

(c) Disclosure. EDOC has not disclosed to either Investor material non-public information with respect to EDOC or the Business Combination, other than any such information that shall be publicly disclosed by EDOC either by the issuance of a press release or the filing with the Commission a Current Report on Form 8-K, in each case, by 9:30 a.m., Eastern Time on the first Business Day immediately following the date that the Parties enter into this Agreement. Such public disclosure shall disclose the name of the Investors as having entered into the Agreement.

(d) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of EDOC in connection with the consummation of the Transactions, other than disclosure reports regarding such transactions EDOC is required to file in accordance with the terms of the Exchange Act.

(e) Compliance with Other Instruments. The execution, delivery and performance by EDOC of this Agreement and the consummation by EDOC of the Transactions will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to it, in each case (other than clause (i)), which would have a material adverse effect on EDOC or its ability to consummate the Transactions.

(f) Adequacy of Financing. The Company will have available to it sufficient funds to satisfy its obligations under this Agreement.

(g) SEC Filings. To the knowledge of EDOC, none of EDOC’s reports and other filings with the Commission, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or written agreement delivered pursuant hereto or in any public filings, neither EDOC or any person on behalf of EDOC nor any of EDOC’s affiliates (collectively, the “EDOC Parties”) has made, makes or EDOC be deemed to make any other express or implied representation or warranty with respect to EDOC, Calidi, the Transactions or the Business Combination, and the EDOC Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Investors in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the EDOC Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Investor Parties.

(i) Best Efforts. EDOC will use reasonable best efforts to execute the Escrow Agreement with Continental Stock Transfer & Trust Company.

4. Additional Agreements.

(a) Net Long Position. During the term of this Agreement, Investor agrees to maintain a net long position of the EDOC and/or the Company’s securities.

(i)	If, on the day that is three (3) trading days prior to EDOC’s special meeting of shareholders (the “Extension Meeting”) to approve, among other things, an extension (the “Extension”) of the date by which EDOC has to consummate an initial business combination from February 12, 2022 to August 12, 2022, EDOC’s Class A ordinary shares are trading at or below $10.27 and the Investors own, in the aggregate, fewer than [__] Shares, the Investors shall purchase Shares at trust value, in the first instance in the form of Shares tendered for redemption from the Escrow Agent (as defined herein) (the “Extension Redeemed Shares”), and if such Extension Redeemed Shares are not sufficient to allow the Investors to own, in the aggregate, at least [__]Shares, then the Investors shall thereafter purchase Shares, at trust value, in the open market, up to a number of Shares such that the Investors hold, in the aggregate, [__] Shares as of the time of the Extension Meeting if the stock is trading at or below trust value.

(ii)	During the period commencing on one (1) trading day following the Extension Meeting date until three (3) trading days prior to the Business Combination Meeting, the Investors shall have the right, but not the obligation, to sell any or all of the Shares subject to Sections 1, 4(a)(i) and 4(b) in the open market if the sale price exceeds $10.27 per Share prior to payment of any commissions due by the Investor for such sale. The foregoing restriction does not apply to any Shares held by the Investors not subject to Sections 1, 4(a)(i) and 4(b).

(iii)	If, on the day that is three (3) trading days prior to the Business Combination Meeting, the Investors hold fewer than [__] Shares, the Investors shall purchase Shares at trust value, in the first instance in the form of Shares tendered for redemption from the Escrow Agent (as defined herein) (the “Business Combination Redeemed Shares”), and if such Business Combination Redeemed Shares are not sufficient to allow the Investor to own at least [__]Shares, then the Investor shall thereafter purchase Shares, at trust value, in the open market, up to a number of Shares such that the Investors hold, in the aggregate, [__]Shares as of the time of the Business Combination Meeting if the stock is trading at or below trust value.

Notwithstanding the foregoing, at any time from July 12, 2022 until four (4) trading days prior to the Business Combination Meeting, EDOC, in its sole discretion, may reduce the number of Total Backstop Shares that shall be purchased by the Investors and the Additional Investors pursuant to this Agreement and the Additional Investor Agreements. In such event, any reduction will be made and applied to the Investors and the Additional Investors on a pro rata basis, and any Shares that the Investor shall purchase pursuant to this Section 4 shall be reduced proportionately.

(b) No Redemptions; No Tenders. Each Investor further agrees not to, (i) request redemption of any of the Shares (including any Additional Shares) subject to Sections 1, 4(a)(i), 4(a)(iii) and 4(b)in conjunction with EDOC’s shareholders’ approval of either the Extension or the Business Combination, or (ii) tender the Shares (including any Additional Shares) to EDOC in response to any redemption or tender offer that EDOC may commence for its Class A ordinary shares, par value $0.0001 per share. Notwithstanding the foregoing, in the event EDOC reduces the number of Shares subject to Section 4, the Investor may redeem a number of Shares equivalent to the number of Shares reduced pursuant to Section 4. The foregoing restriction does not apply to any Shares held by the Investors not subject to Sections 1, 4(a)(i), 4(a)(iii) and 4(b).

(c) Option to Purchase Additional Shares and Certain Derivatives. EDOC hereby acknowledges that nothing in this Agreement shall prohibit the Investors from purchasing from third parties prior to the Business Combination Closing Date additional Class A ordinary shares of EDOC, including shares that have previously been tendered by third parties for redemption at their original redemption value in conjunction with EDOC’s shareholders’ approval of the Business Combination, to the extent such third parties unwind such tenders for redemption (the “Additional Shares”), or any warrants, convertible notes or options (including puts or calls) of EDOC; provided, the aggregate number of Shares and Additional Shares owned by the Investors and subject to Sections 1, 4(a)(i), 4(a)(iii) and 4(b) shall not exceed [__] ordinary shares of EDOC, unless otherwise agreed in writing by all Parties. For the avoidance of doubt, all Additional Shares shall be deemed Shares for all purposes hereunder and shall be purchased by the Company in accordance with Section 1.

(d) Open Market Sale. Notwithstanding anything to the contrary herein, the Parties agree that the Investors shall, commencing on the Business Combination Closing Date, have the right, but not the obligation, to sell any or all of the Shares (including any Additional Shares) in the open market if the sale price exceeds $10.27 per Share prior to payment of any commissions due by the Investor for such sale. The Investor shall give written notice to the Company and the Escrow Agent of any sale of the Shares (including any Additional Shares) pursuant to this Section 4(d) within three (3) Business Days following the date of such sale (the “Open Market Sale Notice”) if, as a result of such sales, the Investors hold less than an aggregate of the [__] Shares subject to Sections 1, 4(a) and 4(b), and the Open Market Sale Notice shall include the date of the sale, the number of Shares sold, and confirmation that the sale price per Share was greater than $10.27 per Share prior to the payment of any commissions due by the Investor for the sale. If the Investor sells any of the [__] Shares (including any Additional Shares) subject to Sections 1, 4(a)(i), 4(a)(iii) and 4(b)in the open market after the Business Combination Closing Date and prior to the one (1) month anniversary of the Business Combination Closing Date at a sales price per Share that is greater than $10.27 (such sale, the “Early Sale” and such shares, the “Early Sale Shares”), then, within five (5) Business Days of the Company’s and the Escrow Agent’s receipt of such Open Market Sale Notice, the Escrow Agent shall release from the Escrow Account (x) to each selling Investor an amount equal to $0.05 per Early Sale Share sold by the Investor (the “Early Sale Premium”) and (y) to the Company an amount equal to $10.37 per Early Sale Share sold in such Early Sale.

(e) Escrow.

(i) Simultaneously with the closing of the Business Combination, EDOC shall deposit, for good and valuable consideration, the receipt, sufficiency and adequacy of which EDOC hereby acknowledges, into an escrow account (the “Escrow Account”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”), subject to the terms of a written escrow agreement (the “Escrow Agreement”) substantially in the form attached as Exhibit A hereto and to be entered into on or prior to the Business Combination Closing Date, an amount equal to the lesser of (x) $[__] and (y) $10.42 multiplied by the number of Shares and Additional Shares held by the Investors as of the closing of the Business Combination, including after application of any ratable reduction as provided for in Section 4(a) (the “Escrowed Funds”). The Escrow Agreement shall irrevocably cause the Escrow Agent to release from the Escrow Account the aggregate Shares Purchase Price in accordance with Section 1. The payments to be made by the Escrow Agent to the Investors in accordance with Section 1 or to the Investors and the Company in accordance with Section 4(d), if applicable, will be made solely with the Escrowed Funds.

(ii) Upon receipt by the Escrow Agent and Company of written notice that any Investor has sold Shares subject to Sections 1, 4(b) and 4(c) above $10.27 (including any Additional Shares) as provided in Section 4(d), the Escrow Agent may release to the Company for the Company’s use without restriction an aggregate amount equal to the number of Shares (including any Additional Shares) sold multiplied by $10.42; provided that if an Investor sold any Shares (including any Additional Shares) before the one (1) month anniversary of the Business Combination Closing Date, within five (5) Business Days of the Company’s and the Escrow Agent’s receipt of the applicable notice from the Investor, the Escrow Agent shall release from the Escrow Account (a) for the selling Investor’s use without restriction an amount equal to the number of Shares (including any Additional Shares) sold multiplied by $0.05 and (b) for the Company’s use without restriction an amount equal to the number of Shares (including any Additional Shares) sold multiplied by $10.37.

(iii) In the event that any Investor elects not to sell to the Company any of the [__] Shares (including any Additional Shares) subject to Sections 1, 4(a)(i), 4(a)(iii) and 4(b) held by such Investor by either (A) an Investor delivering a written notice to the Company on behalf of itself stating such Investor’s intention not to sell any Shares (or any Additional Shares) to the Company, or (B) such Investor failing to timely deliver a Shares Sale Notice to the Company pursuant to Section 1(a) for all of its Shares, the Company may issue instructions to the Escrow Agent promptly upon the three (3) month anniversary of the Business Combination Closing Date to release from the Escrow Account to the Company for the Company’s use without restriction an amount equal to (x) $10.42 multiplied by (y) the number of Shares subject to Sections 1, 4(a)(i), 4(a)(iii) and 4(b) held by such Investor.

(f) Notification. Edoc and/or the Company shall promptly notify the Investors of the occurrence of any event that would make any of the representations and warranties of EDOC set forth in Section 3 untrue or incorrect at any time between the date of this Agreement and the Shares Closing Date, except where the failure of a representation and warranty to be true and correct would not have a material adverse effect on EDOC’s or the Company’s ability to consummate the Transactions.

(g) Most Favored Nation. Concurrently with, or shortly after, the execution of this Agreement, EDOC may enter into separate agreements with other investors (the “Additional Investors”) for the purchase and sale of EDOC ordinary shares imposing restrictions on dispositions of EDOC ordinary shares by the Additional Investors similar to those herein ((i) and (ii) collectively, the “Additional Investor Agreements”). EDOC has not and will not provide the Additional Investors material terms in the Additional Investor Agreements that are more favorable to such Additional Investors than the terms provided to the Investors in this Agreement. In the event that EDOC provides the Additional Investors with material terms in the Additional Investor Agreements that are more favorable than the terms provided to the Investors in this Agreement, EDOC shall promptly inform the Investors of such more favorable terms, and the Investors shall have the mutual right to elect to have such more favorable terms included herein, in which case the Parties shall promptly amend this Agreement to effect the same. For the avoidance of doubt, if EDOC transfers or sells Founder Shares to another investor and that investor also executes a non-redemption agreement or forward share purchase agreement substantially similar to this Agreement, the Investor shall be notified of such agreement and have the right to amend the terms of this Agreement to match the more favorable terms and/or the Investor shall have the right elect to have such terms included herein.

(h) Security Agreement in Escrow Account. To secure the obligations of EDOC and the Company under this Agreement, EDOC and the Company each grant to the Investors a security interest in, and lien on, all right, title, and interest of EDOC and the Company in and to the Escrow Account in respect of all funds required to satisfy EDOC’s and the Company’s obligations hereunder, the Escrow Agreement, all rights related thereto, and all proceeds, products, and profits of the foregoing. In the event of a default by EDOC or the Company under this Agreement or the Escrow Agreement, then, in addition to any other rights the Investors may have under this Agreement, the Escrow Agreement, and applicable law, the Investors shall also have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York. EDOC and the Company shall use commercially reasonable efforts to prepare and file such UCC financing statements or other documents as reasonably directed by the Investors with respect to their security interests.

(i) Indemnification. EDOC (referred to as the “Indemnitor”) agrees to indemnify the Investors and their respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of EDOC , the Company or any of their respective subsidiaries asserting that the Investors are not entitled to receive the aggregate Share Purchase Price or such portion thereof as they are entitled to receive pursuant to Section 1(a) and Section 4(d) of this Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

5. Closing Conditions. The obligation of the Company to purchase the Shares at the Shares Closing under this Agreement shall be subject in all respects to the consummation of the Business Combination, such Shares being free and clear of all liens and other encumbrances as of the Shares Closing and such Shares being continuously held by the Investors from the closing of the Business Combination through the three (3) month anniversary of the Business Combination Closing Date.

6. Termination. This Agreement may be terminated as follows:

(a) at any time by mutual written consent of all Parties;

(b) at the election of the Investors if the stockholders of EDOC fail to approve the Business Combination before August 12, 2022, subject to extension by mutual agreement; and

(c) prior to the closing of the Business Combination by mutual agreement of the Investors if there occurs a Company Material Adverse Effect (as defined in the Business Combination Agreement).

(d) By the Investors, if prior to the day that is five (5) business days prior to the date of the Business Combination Meeting, all Parties, and Continental Stock Transfer & Trust Company, have not executed the Escrow Agreement.

(e) By the Investors, if prior to February 7, 2022, EDOC does not reach substantially similar non-redemption or forward purchase agreements with Additional Investors committing an aggregate of [2,200,000] Class A ordinary shares of EDOC to the same restrictions included in Section 4(b) of this Agreement (such shares, in the aggregate, the “Total Backstop Shares”).

In the event of termination in accordance with Section 6(a), 6(b), 6(c), 6(d), or 6(e) this Agreement shall forthwith become null and void and have no effect, without any liability on the part of [the Investors], EDOC, or the Company and their respective directors, officers, employees, partners, managers, members, or stockholders and, except as otherwise provided in this Agreement, all rights and obligations of each Party shall immediately cease; provided, however, that nothing contained in this Section 6 shall relieve any Party from liabilities or damages arising out of any actual fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement prior to termination of this Agreement.

7. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All notices and other communications sent to a Party shall be sent to the e-mail address or address as set forth on the signature page of such Party hereto, or to such e-mail address or address as subsequently modified by written notice given by such Party in accordance with this Section 7(a).

(b) No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the Transactions. Each Investor agrees to indemnify and to hold harmless EDOC from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Transactions (and the costs and expenses of defending against such liability or asserted liability) for which the Investors, or any of their respective officers, employees or representatives is responsible or arising out of any agreement entered into by any such person or entity. EDOC agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the Transactions (and the costs and expenses of defending against such liability or asserted liability) for which EDOC or any of its officers, employees or representatives is responsible or arising out of any agreement entered into by any such person or entity.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Shares Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or to the Transactions.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the each of the other Parties.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Signatures sent by facsimile transmission or in PDF format shall be deemed to be originals for all purposes of this Agreement.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law; Jurisdiction. This Agreement, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising from or relating to the relative rights of the parties hereto and all other questions concerning the construction, validity and interpretation of this Agreement, shall be brought exclusively in the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts (the “Delaware Federal Court”) or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware (the “Chosen Courts”), and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.

(j) MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of all Parties.

(l) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(m) Expenses. At the Business Combination Closing Date, EDOC shall pay the reasonable and documented out-of-pocket fees and expenses of legal counsel to the Investors, in an amount not to exceed, in the aggregate $10,000. EDOC and the Company are responsible for all fees associated with the Escrow Account.

(n) Exclusivity. EDOC represents that it has not entered into any similar agreements with any other parties prior to the execution of this Agreement. EDOC may enter into a similar non-redemption or forward purchase agreement with [up to four] other parties, for a maximum aggregate [2,200,000] shares, subject to the terms of Section 4(g).

(o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks in New York are obligated by any applicable law to close. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If a Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each Party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any other Party in accordance with the terms hereof and that the other Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Rule 10b5-1.

i.	Edoc represents and warrants to the Investors that Edoc is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) for the purpose of inducing the purchase or sale of such securities or otherwise in violation of the Exchange Act, and Edoc represents and warrants to the Investors that Edoc has not entered into or altered, and agrees that Edoc will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares.

i.	Edoc agrees that, subject to Section 4(a) herein, it will not seek to control or influence the Investors’ decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under this Agreement, including, without limitation, the Investors’ decision to enter into any hedging transactions.

ii.	Edoc acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

[INVESTOR]:
[__]

By:
Name:
Title:

Address for Notices:
[address]
[email]

[INVESTOR]:
[__]

By:
Name:
Title:

Address for Notices:
[address]
[email]

EDOC:
Edoc Acquisition Corp.

By:
Name:
Title:

Address for Notices:
[address]
[email]

Appendix A

Investor	Number of Shares

Exhibit A

Escrow Agreement

(attached hereto)